Exhibit 99.1

AmerisourceBergen Corporation

Unaudited Summary Segment Information

(dollars in thousands)

	Three Months Ended December 31,			Three Months Ended March 31,			Three Months Ended June 30,
Revenue	2011	2010	Change	2012	2011	Change	2012	2011	Change

Pharmaceutical Distribution	$20,134,050	$19,778,084	2%	$19,757,210	$19,652,364	1%	$19,372,722	$20,036,062	(3)%
Other	258,061	120,398	114%	357,696	122,520	192%	453,701	140,100	224%
Intersegment eliminations	(31,466)	(9,873)	219%	(43,635)	(14,627)	198%	(57,039)	(15,140)	277%

Revenue	$20,360,645	$19,888,609	2%	$20,071,271	$19,760,257	2%	$19,769,384	$20,161,022	(2)%

	Three Months Ended December 31,			Three Months Ended March 31,			Three Months Ended June 30,
Operating Income	2011	2010	Change	2012	2011	Change	2012	2011	Change

Pharmaceutical Distribution	$276,385	$268,148	3%	$350,021	$346,894	1%	$295,296	$304,877	(3)%
Other	12,088	8,618	40%	27,107	18,355	48%	23,243	12,282	89%
Employee severance, litigation and other	(3,559)	—	N/M	(9,027)	—	N/M	(4,844)	—	N/M

Operating income	$284,914	$276,766	3%	$368,101	$365,249	1%	$313,695	$317,159	(1)%

Percentages of revenue:

Pharmaceutical Distribution
Gross profit	2.74%	2.78%		3.22%	3.30%		3.06%	3.08%
Operating expenses	1.37%	1.43%		1.44%	1.53%		1.53%	1.56%
Operating income	1.37%	1.36%		1.77%	1.77%		1.52%	1.52%

Other
Gross profit	15.67%	24.49%		16.70%	32.42%		21.30%	25.65%
Operating expenses	10.98%	17.34%		9.12%	17.44%		16.18%	16.88%
Operating income	4.68%	7.16%		7.58%	14.98%		5.12%	8.77%

AmerisourceBergen Corporation
Gross profit	2.91%	2.92%		3.46%	3.48%		3.49%	3.24%
Operating expenses	1.51%	1.53%		1.63%	1.63%		1.90%	1.67%
Operating income	1.40%	1.39%		1.83%	1.85%		1.59%	1.57%